                                                                  Exhibit (e)(1)

                            DISTRIBUTION AGREEMENT

     AGREEMENT made December 1, 1995, as amended and restated as of September 29, 2000 between Fifth Third Funds (the "Trust"), having its principal place of business at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, and BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

     WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust identified in Schedule A hereto as such Schedule may be amended from time to time (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.   Services as Distributor
          -----------------------

     1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto.

     1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

     Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

     1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, each state as required, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

     1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

     1.5 Distributor will transmit any orders when received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

     1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

     1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

     1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

     1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual financial statements prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

     1.10 The Trust represents to Distributor that, with respect to the Shares, all current and existing registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not provide such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust following a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     1.11 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investing or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof no misleading. Provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Columbus, Ohio and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense to any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, of any controlling person, and shall survive the delivery of any Shares.

     This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

     1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than an account of Distributor's indemnity agreement contained in this paragraph 1.12.

     1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provide, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

     1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

     (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

     (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

     (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

     (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

     For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

     1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     1.16 This Agreement shall be governed by the laws of the State of Ohio.

     2.   Representations
          ---------------

     2.1 The Distributor hereby represents that it is a member in good standing of the National Association of Securities Dealers, Inc. and that it is a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. The Distributor further represents that, neither it nor any of its partners, officers or employees is ineligible to serve as a principal underwriter, trustee, officer or employee of a registered investment company by virtue of his or her status as a person described in Section 9 of the 1940 Act.

     3.   Fee
          ---

     3.1 The Distributor shall receive from the Funds identified on Schedule B hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in the Trust's Rule 12b-1 Plan(s) as amended from time to time (the "Distribution

Payment"). The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as the Distributor shall reasonably request.

     3.2 The Distributor shall receive from a Distribution Plan Fund all contingent deferred sales charge payments ("CDSC Payments") specified in a multiple class plan adopted by the Trust under Rule 18f-3 under the 1940 Act.

     3.3 The Distributor may assign or sell to a third party a ("CDSC Financing Entity") all or a part of the CDSC Payments and the Distribution Payments that the Distributor is entitled to receive under Sections 3.1 and 3.2 of this Agreement. The Distributor's right to such payment, if assigned or sold to a CDSC Financing Entity, shall continue after termination of this Agreement.

     4.    Sale and Payment
           ----------------

     Pursuant to the Agreement and Declaration of Trust dated September 15, 1988, each Fund may be divided into separate classes of Shares in which case the Shares of one or more classes may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Rule 12b-1 Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or that Shares of one or more classes of a Fund are sold at such an offering price, such Shares shall hereinafter be referred to collectively as "Load Shares" and individually as a "Load Share." A Fund that contains Load Shares shall hereinafter be referred to collectively as "Load Funds" and individually as a "Load Fund." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares of the Load Funds identified in Schedule C attached hereto.

     4.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 5 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 5 below.

     4.2 Prior to the time delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds, (or in federal funds in those instances in which the Distributor has received federal funds) equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

     5.    Public Offering Price
           ---------------------

     The public offering price of a Load Share, shall be the net asset value of such Load Share plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the then current prospectus of the Load Fund.

     6.   Issuance of Shares
          ------------------

     The Trust reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then current prospectus of the Load Fund; and (e) otherwise in accordance with any then current prospectus of the Load Fund.

     7.   Term, Duration and Termination
          ------------------------------

     This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date first written above (or, if a particular Fund is not in existence on such date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and, unless sooner terminated as provided herein, shall continue until December 1, 1997. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of the majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not more than sixty-days prior written notice, Trust or by the distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     8.   Limitation of Liability of the Trustees and Shareholders
          --------------------------------------------------------

     The names "Fifth Third Funds" and "Trustees of "Fifth Third Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Agreement and Declaration of Trust dated September 15, 1988 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

FIFTH THIRD FUNDS                            BISYS FUND SERVICES
                                             LIMITED PARTNERSHIP

By: /s/ Jeffrey Cusick                       By: BISYS FUND SERVICES, INC.
    ------------------
Title: Vice President                        General Partner

                                             By: /s/ Mark Dillon
                                                 ---------------
                                             Title: Executive Vice President



Date: September 29, 2000                     Date: September 29, 2000

                                                         Dated: December 1, 1995
                                                Last Amended: September 29, 2000

                                  SCHEDULE A
                                    TO THE
                            DISTRIBUTION AGREEMENT
                         BETWEEN FIFTH THIRD FUNDS AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP


     Name of Fund
     ------------

Fifth Third Government Money Market Fund
Fifth Third Prime Money Market Fund
Fifth Third U.S. Treasury Money Market Fund
Fifth Third U.S. Government Securities Fund
Fifth Third Quality Bond Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Fund
Fifth Third Balanced Fund
Fifth Third International Equity Fund
Fifth Third Equity Income Fund
Fifth Third Bond Fund for Income
Fifth Third Municipal Bond Fund
Fifth Third Pinnacle Fund
Fifth Third Cardinal Fund
Fifth Third Tax Exempt Money Market Fund
Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Technology Fund


                                                 FIFTH THIRD FUNDS


                                                 By: /s/ Jeffrey Cusick
                                                     ------------------
                                                 Title: Vice President


                                                 BISYS FUND SERVICES LIMITED
                                                 PARTNERSHIP


                                                 By:  BISYS Fund Services, Inc.
                                                      General Partner


                                                 By: /s/ Mark Dillon
                                                     ---------------
                                                 Title: Executive Vice President

                                                         Dated: December 1, 1995
                                                Last Amended: September 29, 2000

                                  SCHEDULE B
                                    TO THE
                            DISTRIBUTION AGREEMENT
                         BETWEEN FIFTH THIRD FUNDS AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP

                         Name of Fund and Class Share
                         ----------------------------

Class A Shares
--------------
Fifth Third Prime Money Market Fund
Fifth Third Government Money Market Fund
Fifth Third U.S. Government Securities Fund
Fifth Third Quality Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Fund
Fifth Third Balanced Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third International Equity Fund
Fifth Third Equity Income Fund
Fifth Third Bond Fund for Income
Fifth Third Municipal Bond Fund
Fifth Third Pinnacle Fund
Fifth Third Cardinal Fund
Fifth Third Tax Exempt Money Market Fund
Fifth Third Technology Fund

Class B Shares
--------------
Fifth Third U.S. Government Securities Fund
Fifth Third Quality Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Fund
Fifth Third Balanced Fund
Fifth Third International Equity Fund
Fifth Third Equity Income Fund
Fifth Third Pinnacle Fund
Fifth Third Cardinal Fund
Fifth Third Technology Fund
Fifth Third Prime Money Market Fund
Fifth Third Bond Fund for Income
Fifth Third Municipal Bond Fund
Fifth Third Ohio Tax Free Bond Fund

Class C Shares
--------------
Fifth Third U.S. Government Securities Fund
Fifth Third Quality Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Fund
Fifth Third Balanced Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third International Equity Fund
Fifth Third Equity Income Fund
Fifth Third Bond Fund for Income
Fifth Third Municipal Bond Fund
Fifth Third Pinnacle Fund
Fifth Third Cardinal Fund
Fifth Third Technology Fund

                                     FIFTH THIRD FUNDS

                                     By: /s/ Jeffrey Cusick
                                        -----------------------------
                                     Title: Vice President


                                     BISYS FUNDS SERVICES LIMITED
                                     PARTNERSHIP

                                     By:   BISYS Fund Services, Inc.
                                           General Partner


                                     By: /s/ Mark Dillon
                                        -----------------------------
                                     Title: Executive Vice President

                                                         Dated: December 1, 1995
                                                     Amended: September 29, 2000

                                  SCHEDULE C
                                    TO THE
                            DISTRIBUTION AGREEMENT
                         BETWEEN FIFTH THIRD FUNDS AND
                   BISYS FUND SERVICES LIMITED PARTNERSHIP

Name of Fund
------------

Fifth Third Quality Bond Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Fund
Fifth Third Balanced Fund
Fifth Third International Equity Fund
Fifth Third Equity Income Fund
Fifth Third Bond Fund for Income
Fifth Third Municipal Bond Fund
Fifth Third Pinnacle Fund
Fifth Third Cardinal Fund
Fifth Third U.S. Government Securities Fund
Fifth Third Technology Fund


                                     FIFTH THIRD FUNDS

                                     By: /s/ Jeffrey Cusick
                                        -----------------------------
                                     Title: Vice President


                                     BISYS FUND SERVICES LIMITED
                                     PARTNERSHIP

                                     By:   BISYS Fund Services, Inc.
                                           General Partner


                                     By: /s/ Mark Dillon
                                        -----------------------------
                                     Title: Executive Vice President